UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock - $2.50 Par Value per share	SWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Credit Agreements

Reference is made to (i) that certain $1,500,000,000 364-Day Credit Agreement, dated as of September 7, 2022, by and among Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”), the banks, financial institutions and other institutional lenders party thereto, and Citibank, N.A., as administrative agent for the lenders (the “Syndicated 364-Day Credit Agreement”), (ii) that certain $500,000,000 364-Day Credit Agreement, dated as of September 7, 2022, by and among the Company, the banks, financial institutions and other institutional lenders party thereto, and Citibank, N.A. as administrative agent for the lenders (the “Club 364-Day Credit Agreement”), and (iii) that certain Amended and Restated Five Year Credit Agreement, dated as of September 8, 2021, by and among the Company, the banks, financial institutions and other institutional lenders party thereto, and Citibank, N.A., as administrative agent for the lenders (the “5-Year Credit Agreement” and, together with the Syndicated 364-Day Credit Agreement and the Club 364-Day Credit Agreement, the “Credit Agreements”).

On February 23, 2023, the Company, the lenders identified on the signature pages thereto, and Citibank, N.A., as agent for the lenders, entered into (i) Amendment No. 1 to the $1,500,000,000 364-Day Credit Agreement, which amends the Syndicated 364-Day Credit Agreement (“Amendment No. 1 to Syndicated 364-Day Credit Agreement”), (ii) Amendment No. 1 to the $500,000,000 364-Day Credit Agreement, which amends the Club 364-Day Credit Agreement (“Amendment No. 1 to Club 364-Day Credit Agreement”), and (iii) Amendment No. 2 to the Amended and Restated Five Year Credit Agreement, which amends the 5-Year Credit Agreement (“Amendment No. 2 to 5-Year Credit Agreement” and, together with Amendment No. 1 to Syndicated 364-Day Credit Agreement and Amendment No. 1 to Club 364-Day Credit Agreement, the “Amendments”).

Each of the Amendments amends the definition of “EBITDA” in the Credit Agreement to which it relates to provide that, in calculating EBITDA for any four fiscal quarter period ending with the third fiscal quarter of fiscal year 2023, the fourth fiscal quarter of fiscal year 2023, the first fiscal quarter of fiscal year 2024 and the second fiscal quarter of fiscal year 2024 (each, an “Adjustment Period”), or for any period that includes any portion of an Adjustment Period, the Company is permitted to increase EBITDA by an amount equal to the following charges incurred during such Adjustment Period: (i) restructuring charges, (ii) charges for facility closures, (iii) acquisition and integration charges related to mergers and acquisitions, including those associated with the MTD Holdings, Inc. and Excel Industries acquisitions, (iv) charges associated with the Company’s voluntary retirement program, (v) charges associated with the Company’s global supply chain transformation, (vi) charges relating to the Russia business closure, (vii) charges relating to divested businesses, including impairment charges or losses on sale, (viii) debt extinguishment charges, (ix) charges related to legal, environmental or pension settlements, (x) asset impairment charges, and (xi) charges related to excess or obsolete inventory (collectively, the “Applicable Adjustment Addbacks”); provided that the sum of the Applicable Adjustment Addbacks for any Adjustment Period may not exceed $500,000,000 in the aggregate. In addition, each of the Amendments amends the Credit Agreement to which it relates by modifying the requirement that the Company must maintain, for each period of four consecutive fiscal quarters of the Company, an interest coverage ratio of not less than 3.50 to 1.00, to provide that the Company shall only be required to maintain an interest coverage ratio of not less than 1.50 to 1.00 for any Adjustment Period.

Pursuant to the Amendments, the Company has paid each of the lenders executing the Amendments a one-time amendment fee in an amount equal to three basis points of each such executing lender’s commitment amount under each of the Credit Agreements.

The descriptions contained herein are summaries of certain material terms of the Amendments and are qualified in their entirety by reference to the Amendments attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Syndicated 364-Day Credit Agreement, dated as of February 23, 2023, by and among Stanley Black & Decker, Inc., the lenders identified on the signature pages thereto, and Citibank, N.A., as agent for the lenders.

10.2	Amendment No. 1 to Club 364-Day Credit Agreement, dated as of February 23, 2023, by and among Stanley Black & Decker, Inc., the lenders identified on the signature pages thereto, and Citibank, N.A., as agent for the lenders.

10.3	Amendment No. 2 to Amended and Restated Five Year Credit Agreement, dated as of February 23, 2023, by and among Stanley Black & Decker, Inc., the lenders identified on the signature pages thereto, and Citibank, N.A., as agent for the lenders.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

Date: February 23, 2023	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary